Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-41220) of Hallmark Financial Services, Inc. of our report dated March 16, 2003 relating to the financial statements, which appears in this Form 10-KSB.


 /s/ PricewaterhouseCoopers LLP
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 PricewaterhouseCoopers LLP
 Dallas, Texas
 March 30, 2004